UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2016

Seventy Seven Energy Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-36354	45-3338422
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

777 N.W. 63rd Street Oklahoma City, Oklahoma		73116
(Address of principal executive offices)		(Zip Code)

(405) 608-7777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

Confirmation of Joint-Prepackaged Plan of Reorganization

As previously disclosed, on June 7, 2016, Seventy Seven Energy Inc. (“we” or the “Company”) and all of its direct and indirect wholly-owned subsidiaries (together with the Company, the “Debtors”), filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”).

On July 14, 2016, the Court issued an order (the “Confirmation Order”) confirming the Joint-Prepackaged Plan of Reorganization of the Debtors (as amended and supplemented, the “Plan”). A copy of the Confirmation Order, to which the Plan is attached, is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Debtors plan to emerge from Chapter 11 on or about August 1, 2016 (the “Effective Date”), after satisfying the remaining conditions to effectiveness contemplated under the Plan. Although the Debtors anticipate that all conditions that the Debtors must satisfy before the Effective Date, other than the passage of time, will have been satisfied on or prior to such date, the Debtors can make no assurances as to when, or ultimately if, the Plan will become effective. It is also possible that technical amendments could be made to the Plan.

The following is a summary of certain material provisions of the Plan, as confirmed by the Court pursuant to the Confirmation Order. This summary is not intended to be a complete description of the Plan, and it is qualified in its entirety by reference to the full text of the Plan, the definitive documents implementing the Plan and the Confirmation order. Each capitalized term used but not defined herein shall have the meaning ascribed to it in the Plan.

Material Features of the Plan

The Plan contemplates that we will continue our day-to-day operations substantially as currently conducted and that all of our commercial and operational contracts will remain in effect in accordance with their terms preserving the rights of all parties. The significant elements of the Plan include:

•	payment in full in the ordinary course of all trade creditors and other general unsecured creditors;

•	the exchange of the full $650.0 million of the 6.625% senior unsecured notes due 2019 of Seventy Seven Operating LLC (“SSO”) and Seventy Seven Finance, Inc. (the “2019 Notes”) into 96.75% of our new common stock to be issued in the reorganization (the “New Common Stock”);

•	the exchange of the full $450.0 million of the 6.50% senior unsecured notes due 2022 of the Company (the “2022 Notes”) for 3.25% of the New Common Stock as well as warrants exercisable for 15% of the New Common Stock at predetermined equity values (the “2022 Warrants”);

•	the issuance to our existing common stockholders of two series of warrants exercisable for an aggregate of 20% of the New Common Stock at predetermined equity values;

•	the maintenance of our $400 million existing secured term loan (the “Term Loan”) while the lenders holding Term Loans will (i) receive (a) payment of an amount equal to 2% of the Term Loans; and (b) as further security for the Term Loans, second-priority liens and security interests in the collateral securing the company’s DIP Facility (as defined herein), which collateral, together with the existing collateral securing the Term Loans and Tranche A Incremental Term Loans, shall be governed by an intercreditor agreement to be agreed by the applicable secured parties; and (ii) continue to hold Term Loans under the Term Loan Credit Agreement, as amended to reflect, among other modifications, the shortening of the maturity date of the Term Loans by one year and an affirmative covenant by the Company to use commercially reasonably efforts to maintain credit ratings for the Term Loans, which ratings the Company will use commercially reasonable efforts to obtain on the effective date of the Plan; and

•	the payment of a consent fee equal to 2% of the Incremental Term Loan plus $15 million of the outstanding Incremental Term Loan balance, together with the maintenance of the remaining $84 million balance of the Incremental Term Loan on identical terms other than the suspension of any prepayment premium for a period of 18 months.

The Plan is expected to effectuate, among other things, a substantial reduction in our debt obligations (including the elimination of $1.1 billion in the aggregate of the face amount of the 2019 Notes and 2022 Notes).

The warrants that will be provided in exchange for the 2022 Notes and to the existing common stockholders will be exercisable at any time until their expiration date. The 2022 Warrants will be exercisable for a per share price based upon a total equity value of $524 million and will expire 5 years from the effective date of the reorganization, subject to the earlier expiration upon the occurrence of certain extraordinary events. The two series of warrants that may be provided to existing common stockholders will be exercisable at share prices based on total equity values of $1.788 billion and $2.5 billion and will expire 5 years and 7 years, respectively, from the effective date, subject to earlier expiration upon the occurrence of certain extraordinary events.

The reorganized Company expects to implement a management incentive plan pursuant to which certain officers and employees of the reorganized Company will be eligible to receive, in the aggregate, cash and/or shares and/or options to acquire shares of New Common Stock up to 10% of our total outstanding New Common Stock at the discretion of our reorganized Board of Directors.

Conversion to Delaware Corporation Prior to Effective Date

In accordance with the Confirmation Order and pursuant to the Plan, the Company will convert from an Oklahoma corporation to a Delaware corporation and all of the outstanding equity interests in the Company immediately prior to such conversion will be cancelled in exchange for new interests in the Company in its form as a Delaware corporation. The Confirmation Order provides that the Company in its form as a Delaware Corporation will be considered as a successor to the Company in its previous form as an Oklahoma Corporation. This conversion is expected to occur as soon as practicable, but in any event prior to the Effective Date.

Senior Secured Debtor-In-Possession Credit Agreement

On June 8, 2016, in connection with the filings of the Bankruptcy Petitions, certain of our domestic subsidiaries as borrowers entered into a senior secured debtor-in-possession credit facility (the “DIP Facility”) with total commitments of $100 million. The maximum amount that we may borrow under the DIP Facility is subject to the borrowing base, which is based on a percentage of eligible accounts receivable, subject to reserves and other adjustments. In connection with us entering into the DIP Facility, our five year senior secured revolving bank facility with total commitments of $275.0 million was terminated.

All obligations under the DIP Facility are fully and unconditionally guaranteed jointly and severally by SSE, SSO and all of our present and future direct and indirect material domestic subsidiaries. Borrowings under the DIP Facility are secured by liens on cash and accounts receivable of the borrowers and the guarantors, and bear interest at our option at either (i) the Base Rate, calculated as the greatest of (1) the rate of interest publicly announced by Wells Fargo Bank, National Association, as its “prime rate,” subject to each increase or decrease in such prime rate effective as of the date such change occurs, (2) the federal funds effective rate plus 0.50% and (3) the one-month LIBOR Rate plus 1.00%, each of which is subject to an applicable margin, or (ii) LIBOR, plus, in each case, an applicable margin. The applicable margin ranges from 1.50% to 2.00% per annum for Base Rate loans and 2.50% to 3.00% per annum for LIBOR loans. The unused portion of the DIP Facility is subject to a commitment fee of 0.75% per annum, according to average unused amounts. Interest on LIBOR loans is payable at the end of the selected interest period, but no less frequently than quarterly. Interest on Base Rate loans is payable monthly in arrears.

The DIP Facility contains various covenants and restrictive provisions which limit our ability to (1) enter into asset sales; (2) incur additional indebtedness; (3) make investments or loans and create liens; (4) pay certain dividends or make other distributions and (5) engage in transactions with affiliates. The DIP Facility contains a financial covenant that requires to achieve consolidated EBITDA (as defined in the DIP Facility agreement) of a required amount on a monthly basis. If we fail to perform our obligations under the agreement, the DIP Facility could be terminated and any outstanding borrowings under the DIP Facility may be declared immediately due and payable. The DIP Facility also contains cross default provisions that apply to our other indebtedness. As of June 30, 2016, there were no borrowings on the DIP Facility and we were in compliance with the covenants.

Upon the effectiveness of the Plan, the Debtors anticipate that all outstanding obligations under the DIP Facility will be converted to obligations under a senior secured asset-based exit credit facility with availability of up to $100 million.

Post-Emergence Governance and Management

On the Effective Date, the Company’s board of directors following emergence (the “New Board”) will initially be made up of seven directors. On the Effective Date, the Company will enter into a Stockholders Agreement (the “Stockholders Agreement”) which will allow (a) Blue Mountain Capital Management, LLC and certain of its affiliates (“Blue Mountain”) to designate for nomination two directors to the New Board, (b) Axar Capital Management, LLC and certain of its affiliates (“Axar”) to designate for nomination one director to the New Board and (c) Mudrick Capital Management, LLC and certain of its affiliates (“Mudrick”) to designate for nomination one director to the New Board. As a result, the New Board will consist of the Chief Executive Officer of the post-emergence Company who will be Jerry L. Winchester, two directors appointed by Blue Mountain, one director appointed by the Axar, one director appointed by Mudrick and two additional directors appointed by the Board. Following emergence, Blue Mountain, Axar and Mudrick will continue to have the right to each designate for nomination directors as described above at succeeding Annual Meetings unless their ownership of common stock falls below certain levels. Furthermore, each of Blue Mountain, Axar and Mudrick will have the right to designate one non-voting observer to the New Board unless its ownership of common stock falls below certain levels. In addition, on the Effective Date, the Company will enter into a Board Observer Agreement, which will allow certain holders of the 2022 Notes the right to appoint a representative to attend all meetings of the New Board in an observer capacity. Furthermore, on the Effective Date, the Company will enter into a registration rights agreement with certain shareholders.

Share Information

As of June 30, 2016, the Company had 58,968,427 shares of common stock, par value $0.01 per share, issued and outstanding. On the Effective Date, all outstanding shares of the Company’s common stock will be cancelled and extinguished.

Assets and Liabilities

On June 30, 2016, the total assets and liabilities of the Company were approximately $1.7 billion and $1.7 billion, respectively. This financial information has not been audited or reviewed by the Company’s independent registered public accounting firm and may be subject to future reconciliation or adjustments. This information should not be viewed as indicative of future results.

Forward Looking Statements

This Current Report on Form 8-K and the exhibits hereto contain certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or performance. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as “seek,” “anticipate,” “plan,” “continue,” “estimate,” “expect,” “may,” “project,” “predict,” “potential,” “targeting,” “exploring,” “intend,” “could,” “might,” “should,” “believe” and similar expressions. These statements involve known and unknown risks and uncertainties and involve assumptions that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. The Company believes the expectations reflected in these forward-looking statements are reasonable, but cannot assure you that these expectations will prove to be correct. The Company cautions you not to place undue reliance on the forward-looking statements contained in this report, which speak only as of the filing date.

Factors that could cause the Company’s results to differ materially include: (i) risks and uncertainties associated with bankruptcy proceedings, including the ability to consummate the transactions contemplated by the Restructuring Support Agreement on the time frame contemplated therein; (ii) the potential adverse effects of Chapter 11 proceedings on the Company’s liquidity or results of operations; (iii) the ability to operate the business during this process; (iv) the effects of a bankruptcy filing on the Company’s business and the interests of various creditors, equity holders and other constituents; (v) the length of time the Company will operate under Chapter 11, (v) risks associated with third party motions in the Chapter 11 cases, which may interfere with the Company’s ability to develop and consummate the plan of reorganization; (vi) loss of customer orders, disruption in the supply chain and loss of the ability to maintain vendor relationships; (vii) general economic or business conditions affecting the markets the Company serves; (viii) market prices for oil and natural gas; (ix) dependence on Chesapeake Energy Corporation and its working interest partners for a majority of revenues and the Company’s ability to secure new customers or provide additional services to existing customers; and (x) other factors disclosed by the Company from time to time in its filings with the Securities and Exchange Commission, including those described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Item 7.01. Regulation FD Disclosure.

On June 22, 2016, in connection with the filings of the Bankruptcy Petitions, the Company filed their first monthly operating report (the “First Monthly Operating Report”) with the Court. The First Monthly Operating Report is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. On July 19, 2016, the Company filed their second monthly operating report (the “Second Monthly Operating Report”) with the Court. The Second Monthly Operating Report is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Confirmation Order for Joint Prepackaged Plan of Reorganization

99.1	Monthly Operating Report, filed June 22, 2016 with the Bankruptcy Court for the District of Delaware

99.2	Monthly Operating Report, filed July 19, 2016 with the Bankruptcy Court for the District of Delaware

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 20, 2016	SEVENTY SEVEN ENERGY INC.

	By:	/s/ Cary Baetz
Cary Baetz
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Confirmation Order for Joint Prepackaged Plan of Reorganization

99.1	Monthly Operating Report, filed June 22, 2016 with the Bankruptcy Court for the District of Delaware

99.2	Monthly Operating Report, filed July 19, 2016 with the Bankruptcy Court for the District of Delaware